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                                 EXHIBIT 3.2(f)

                            CERTIFICATE OF AMENDMENT

                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                              HARMONY TRADING CORP.


         UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW THE
UNDERSIGNED, being the President of HARMONY TRADING CORP., hereby certifies:


         The name of the corporation is Harmony Trading Corp. (the
"Corporation").

         1. The certificate of incorporation of said Corporation was filed by the Department of State on the 13th day of August, 1996.

         2. The certificate of incorporation of the Corporation, as heretofore amended, is hereby further amended to change the name of the Corporation to Vitalstate, Inc.

         3. To accomplish the foregoing, Article First of the certificate of incorporation relating to the name of the Corporation is hereby amended to read as follows:

                  "FIRST: The name of the corporation is Vitalstate, Inc."

         4. The foregoing amendment to the Certificate of Incorporation of the Corporation has been duly authorized by the unanimous written consent of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all outstanding shares of the Corporation entitled to vote on said amendment to the Certificate of Incorporation.

         IN WITNESS WHEREOF, I have signed this certificate on the 5th day of June, 2002, and I affirm the statements contained herein as true under penalties of perjury.


                                                       /s/James Klein
                                                       ----------------------
                                                       James Klein
                                                       Secretary


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